EX-99.B9(f)
                              Amendment No. 1 to the
                            Transfer Agency Agreement

      This Amendment is made this 28th day of September, 1992 to the Transfer Agency and Registrar Agreement between Nations Fund Trust (formerly Nations Fund, which in turn was formerly MarketMaster Trust) (the "Trust") and NationsBank of Texas, N.A., a national banking association (the "Transfer Agent") dated as of April 25, 1992 (the "Agreement").

      WHEREAS, the Agreement provides for the Transfer Agent to act as transfer agent and dividend disbursing agent for Trust Shares (as defined) of twelve portfolios of the Trust; and

      WHEREAS, the Trust desires that the Transfer Agent serve in such capacities with respect to eleven additional portfolios of the Trust, and the Transfer Agent is willing to furnish such services;

      NOW, THEREFORE, the parties agree as follows:

      1. The Trust hereby appoints and constitutes the Transfer Agent as transfer agent and dividend disbursing agent for Trust shares of the additional portfolios referred to below, and the Transfer Agent accepts such appointments and agrees to perform the duties set forth in the Agreement with respect to the additional portfolios which are as follows: Nations Balanced Assets Fund, Nations Short-Term Income Fund, Nations Diversified Income Fund, Nations Capital Growth Fund, Nations Emerging Growth Fund, Nations Adjustable Rate Mortgage Fund, Nations Strategic Fixed Income Fund, Nations Mortgage-Backed Securities Fund, Nations North Carolina Municipal Bond Fund, Nations Florida Municipal Bond Fund and Nations Texas Municipal Bond Fund.

      2. The names "Nations Fund Trust" and "Trustees of Nations Fund Trust" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 6, 1985 which is hereby referred to and a copy of which is on file at the office of the State Secretary of The Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Nations Fund Trust" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with a Fund's Trust Shares must look solely to the Trust Property belonging to such Fund's Trust Shares for the enforcement of any claims against the Trust.

      3. There is substituted for Schedule I to the Agreement the Schedule I attached hereto.

      In all other respects the Agreement is confirmed.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their duly authorized officers as of the day and year first above written.

NationsBanks of Texas, N.A.                Nations Fund Trust
                                           (formerly Nations Fund, which in turn
                                           was formerly MarketMaster Trust)

By: /s/ Joseph T. Brady                    By: /s/ Thomas S. Word
   ----------------------                      -------------------------
   (Signature)                                 Thomas S. Word, Jr.
                                               President, Treasurer and
                                               Chairman of the Board


Joseph T. Brady                            9/28/92
----------------                           ---------
(Name Typed)                               (Date)


Vice President, Support Services
--------------------------------
         (Title)

9/28/92
-------
(Date)
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


                                    Schedule I

Nations Capital Growth Fund
Nations Emerging Growth Fund
Nations Balanced Assets Fund
Nations Short-Term Income Fund
Nations Diversified Income Fund
Nations Strategic Fixed Income Fund
Nations Adjustable Rate Mortgage Fund
Nations Mortgage Backed-Securities Fund
Nations Florida Municipal Bond Fund
Nations Texas Municipal Bond Fund
Nations North Carolina Municipal Bond Fund

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